UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 19, 2010 (July 13, 2010)
Oxford Resource Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34815	77-0695453
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)
41 South High Street, Suite 3450
Columbus, OH 43215
(Address of principal executive office) (Zip Code)
(614) 643-0314
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
ITEM 7.01. Regulation FD Disclosure.
ITEM 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-1.1
EX-3.1
EX-3.2
EX-10.1
EX-10.2
EX-10.3
EX-99.1

ITEM 1.01 Entry into a Material Definitive Agreement.
     Underwriting Agreement
     On July 13, 2010, Oxford Resource Partners, LP (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership, Oxford Resources GP, LLC (the “General Partner”), Oxford Mining Company, LLC (the “Operating Company,” and together with the Partnership and the General Partner, the “Partnership Parties”) and Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Partnership (the “Offering”), and purchase by the Underwriters, of 8,750,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price to the public of $18.50 per Common Unit ($17.2975 per Common Unit, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days to purchase up to an additional 1,312,500 Common Units to cover over-allotments, if any, on the same terms. The material terms of the Offering are described in the prospectus, dated July 13, 2010 (the “Prospectus”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) on July 15, 2010 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-165662), initially filed by the Partnership on March 24, 2010.
     The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership Parties, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.
     The Offering closed on July 19, 2010. The Partnership received proceeds (net of underwriting discounts and commissions and structuring fees but before deducting offering expenses) from the Offering of approximately $150.5 million. As described in the Prospectus, the Partnership will use the net proceeds of the sale of the Common Units to:
•	repay in full the outstanding balance under its existing credit facility;

•	distribute certain of the proceeds to C&T Coal, Inc., one of the Partnership’s sponsors, in respect of its limited partner interest in the Partnership;

•	distribute certain of the proceeds to the participants in the Partnership’s Long-Term Incentive Plan that hold Common Units in respect of their limited partner interests in the Partnership;

•	terminate its advisory services agreement with affiliates of the General Partner;

•	pay offering expenses;

•	purchase additional major mining equipment and major mining equipment that is currently leased; and

•	replenish working capital.
     As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters have in the past provided and may from time to time in the future provide commercial banking, investment banking and advisory services in the ordinary course of their business for the Partnership Parties and their respective affiliates for which they have received and in the future will be entitled to receive customary fees and reimbursement of expenses. An affiliate of Citigroup Global Markets Inc. is a lender under the Partnership’s credit facility.

     The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
     Credit Agreement
     On July 6, 2010, in anticipation of the Offering, the Partnership entered into a Credit Agreement with Citicorp USA, Inc., as Administrative Agent, Citibank, N.A., as Swing Line Bank, Barclays Bank PLC and The Huntington National Bank, as Co-Syndication Agents, Fifth Third Bank and Comerica Bank, as Co-Documentation Agents, and the lenders party thereto (the “Credit Agreement”), which became effective on July 19, 2010, the closing date of the Offering. The credit facility evidenced by the Credit Agreement includes (i) a $115 million revolver and (ii) a $60 million term loan. The revolver and term loan will mature in 2013 and 2014, respectively, and borrowings will bear interest at a variable rate per annum equal to, at the Partnership’s option, LIBOR or the Base Rate, as the case may be, plus the Applicable Margin (LIBOR, Base Rate and Applicable Margin are defined in the Credit Agreement).
     Borrowings under the credit facility are secured by a first-priority lien on and security interest in substantially all of the Partnership’s assets. The Credit Agreement contains customary covenants, including restrictions on the Partnership’s ability to incur additional indebtedness, make certain investments, loans or advances, make distributions to unitholders, make dispositions or enter into sales and leasebacks, or enter into a merger or sale of property or assets, including the sale or transfer of interests in subsidiaries. The Credit Agreement also requires the Partnership to comply with certain financial covenant ratios, including limiting the Partnership’s leverage ratio (ratio of consolidated indebtedness to Adjusted EBITDA) to no greater than 2.75x and limiting the Partnership’s interest coverage ratio (ratio of Adjusted EBITDA to consolidated interest expense) to no less than 4.0x. In addition, the Partnership will not be permitted under the Credit Agreement to fund capital expenditures in any fiscal year in excess of certain specified amounts.
     The events that constitute an event of default under the Credit Agreement include, among other things, the failure to pay principal and interest when due, breach of representations and warranties, failure to comply with covenants, voluntary bankruptcy or liquidation or a change of control.
     The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
     First Amendment to Credit Agreement and Limited Waiver
     On July 15, 2010, in anticipation of the closing of the Offering, the Partnership entered into the First Amendment to Credit Agreement and Limited Waiver with Citicorp USA, Inc., as Administrative Agent, Citibank, N.A., as Swing Line Bank, Barclays Bank PLC and The Huntington National Bank, as Co-Syndication Agents, Fifth Third Bank and Comerica Bank, as Co-Documentation Agents, and the lenders party thereto (the “First Amendment’). The First Amendment clarifies, among other things, that certain capital expenditure payments described in the “Use of Proceeds” section of the Prospectus will not be taken into account in the maximum capital expenditures covenant in the Credit Agreement notwithstanding that such payments will be made subsequent to the closing of the offering.
     The foregoing description is not complete and is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
     Oxford Resource Partners, LP Amended and Restated Long-Term Incentive Plan
     On June 4, 2010, the board of directors of the General Partner adopted the Partnership’s Amended and Restated Long-Term Incentive Plan (the “A/R LTIP”). Awards under the A/R LTIP are available for employees, consultants and directors of the General Partner and affiliates who perform services for the

Partnership. The A/R LTIP allows for awards of options, phantom units, restricted units, unit awards, other unit-based awards and unit appreciation rights. Distribution equivalent rights may be granted in tandem with phantom units. The A/R LTIP limits the number of units that may be delivered pursuant to awards under the A/R LTIP to 2,056,074. However, units that are forfeited (including units forfeited in net issuances) or units that are subject to awards that are cancelled without the issuance of units are available for new awards under the A/R LTIP. The A/R LTIP provides that it is to be administered by the board of directors of the General Partner, provided that the board may delegate authority to administer the A/R LTIP to a committee of non-employee directors.
     The foregoing description and the description contained in the Prospectus are not complete and each is qualified in its entirety by reference to the full text of the A/R LTIP, which is filed as Exhibit 10.3 to this Form 8-K and is incorporated in this Item 1.01 by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The description of the Credit Agreement and the First Amendment described above under Item 1.01 are incorporated in this Item 2.03 by reference. A copy of the Credit Agreement and the First Amendment are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated in this Item 2.03 by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
     Third Amended and Restated Agreement of Limited Partnership of Oxford Resource Partners, LP
     On July 19, 2010, in connection with the closing of the Offering, the Partnership amended and restated its Second Amended and Restated Agreement of Limited Partnership by adoption of its Third Amended and Restated Agreement of Limited Partnership (as amended and restated, the “Partnership Agreement”). A description of the Partnership Agreement is contained in the Prospectus in the section entitled “The Partnership Agreement” and is incorporated herein by reference.
     The foregoing description is qualified in its entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.
     Second Amended and Restated Limited Liability Company Agreement of Oxford Resources GP, LLC
     On July 19, 2010, in connection with the closing of the Offering, the General Partner amended and restated its First Amended and Restated Limited Liability Company Agreement by adoption of its Second Amended and Restated Limited Liability Company Agreement (as amended and restated, the “LLC Agreement”). The amendments to the LLC Agreement included, among other things, amendments with respect to the rights of members, distributions by the General Partner, and management by the board of directors.
     The foregoing description is not complete and is qualified in its entirety by reference to the full text of the LLC Agreement, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.
ITEM 7.01. Regulation FD Disclosure.
     On July 13, 2010, the Partnership issued a press release announcing that it had priced the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.
     In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act or the Securities Exchange Act of 1934, each as amended.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits

1.1	Underwriting Agreement, dated July 13, 2010, among the Partnership, the General Partner, the Operating Company and the Underwriters named therein.

3.1	Third Amended and Restated Agreement of Limited Partnership of Oxford Resource Partners, LP dated July 19, 2010.

3.2	Second Amended and Restated Limited Liability Company Agreement of Oxford Resources GP, LLC dated July 19, 2010.

10.1	Credit Agreement dated as of July 6, 2010.

10.2	First Amendment to Credit Agreement and Limited Waiver dated as of July 15, 2010.

10.3	Oxford Resource Partners, LP Amended and Restated Long-Term Incentive Plan dated July 19, 2010.

99.1	Press Release dated July 13, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oxford Resource Partners, LP
	By:	Oxford Resources GP LLC,
its general partner

Dated: July 19, 2010	By:	/s/ Jeffrey M. Gutman
		Name:	Jeffrey M. Gutman
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

1.1	Underwriting Agreement, dated July 13, 2010, among the Partnership, the General Partner, the Operating Company and the Underwriters named therein.

3.1	Third Amended and Restated Agreement of Limited Partnership of Oxford Resource Partners, LP dated July 19, 2010.

3.2	Second Amended and Restated Limited Liability Company Agreement of Oxford Resources GP, LLC dated July 19, 2010.

10.1	Credit Agreement dated as of July 6, 2010.

10.2	First Amendment to Credit Agreement and Limited Waiver dated as of July 15, 2010.

10.3	Oxford Resource Partners, LP Amended and Restated Long-Term Incentive Plan dated July 19, 2010.

99.1	Press Release dated July 13, 2010.